UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2015 (April 28, 2015)

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Matthew J. Maletta
On April 28, 2015, the Registrant announced that its Board of Directors (the Board) has appointed Mr. Matthew J. Maletta to the position of Executive Vice President and Chief Legal Officer of the Registrant, effective May 4, 2015. Mr. Maletta replaces Ms. Caroline B. Manogue, who, on January 5, 2015, announced her intention to retire from her position as Executive Vice President and Chief Legal Officer of the Registrant on July 1, 2015 or sooner once her successor has been appointed.
Mr. Maletta, 44, joins the Registrant from Allergan, Inc. (Allergan), where he served since 2002 in various legal and administrative leadership roles including, among others, Vice President, Associate General Counsel & Corporate Secretary; Interim Global Head, Human Resources and Member of Executive Committee; and Vice President, Associate General Counsel & Assistant Corporate Secretary. Prior to Allergan, Mr. Maletta was in private practice for approximately five years, focusing on general corporate matters, finance, governance, securities and transactions. Mr. Maletta received his B.A. from the University of Minnesota and J.D. from University of Minnesota Law School.
In connection with Mr. Maletta’s appointment as Executive Vice President and Chief Legal Officer, he entered into an executive employment agreement (the Agreement) with a wholly owned subsidiary of the Registrant, dated April 28, 2015, which is effective upon the commencement of his employment with the Registrant (the Employment Commencement Date), on April 28, 2015.
The term of the Agreement begins on the Employment Commencement Date and ends on its third anniversary. Under the Agreement, Mr. Maletta is entitled to base salary of $475,000 and an annual cash performance bonus with a target of 55% of salary and a maximum bonus in accordance with the terms of the applicable annual cash bonus plan as in effect from time to time. Mr. Maletta will receive an initial grant of restricted stock units valued at $312,500 with 25% vesting on each of the first four anniversaries of the grant date, an initial grant of nonqualified stock options valued at $312,500 with 25% vesting on each of the first four anniversaries of the grant date, and an initial grant of performance share units valued at $625,000, vesting on the third anniversary of the grant date, subject to the achievement of applicable performance criteria.
The initial grant of restricted stock units and nonqualified stock options vests immediately on Mr. Maletta’s termination due to death or disability. In the case of Mr. Maletta’s termination without cause or for good reason, the portion of the initial grant of restricted stock units and nonqualified stock options that would have vested had Mr. Maletta remained employed by the Registrant for an additional two years following Mr. Maletta’s termination date vests immediately. The initial grant of performance share units vests at target on Mr. Maletta’s death, is eligible for continued vesting based on achievement of applicable performance criteria on Mr. Maletta’s termination due to disability, is deemed achieved upon a change of control of the Registrant based on achievement of applicable performance criteria if not assumed or substituted, or if assumed or substituted and Mr. Maletta incurs a qualified termination of employment, and is eligible for prorated vesting based on achievement of applicable performance criteria on Mr. Maletta’s termination without cause or for good reason. All initial equity awards are subject to double trigger vesting upon a change of control of the Registrant.
Mr. Maletta is entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation generally on the same basis as other senior executives.
The Agreement provides that, upon termination without cause or for good reason, Mr. Maletta will be entitled to a prorated bonus for the year of termination (based on actual results), severance in an amount equal to two times the sum of his base salary and target bonus and continuation of medical and life insurance benefits for two years following termination. Receipt of this severance is conditioned on Mr. Maletta’s release of claims against the Registrant. Payments upon termination due to death or disability include a prorated bonus for the year of termination (based on actual results), and, in the event of disability, 24 months of salary continuation offset by disability benefits. Mr. Maletta may reduce payments to the extent such payments would constitute “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code.
The Agreement also contains covenants not to solicit for 12 months, not to compete for 12 months, non-disparagement and cooperation by Mr. Maletta in any investigations and litigation.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
A copy of the press release announcing the appointment of Mr. Maletta is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

John J. Delucca
On April 28, 2015, John J. Delucca notified the Registrant of his intent to not stand for reelection as a director of the Registrant at its 2015 Annual General Meeting of Shareholders. Mr. Delucca currently serves as Chairman of the Registrant's Audit Committee and is an alternate member of its Compensation Committee. Mr. Delucca will continue to serve as a director of the Registrant until the expiration of his term at the 2015 Annual General Meeting of Shareholders. Mr. Delucca's decision not to stand for reelection as a director of the Registrant is not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.
Item 8.01.    Other Events.
On April 28, 2015, the Board resolved to approve a share buyback program (the 2015 Share Buyback Program). The 2015 Share Buyback Program authorizes the Registrant to redeem in the aggregate up to $2.50 billion of its outstanding ordinary shares. In accordance with Irish Law and the Registrant's Articles of Association, all ordinary shares redeemed shall be cancelled upon redemption.
Redemptions under this program may be made from time to time in open market or negotiated transactions or otherwise, as determined by the Transactions Committee of the Board. This program does not obligate the Registrant to redeem any particular amount of ordinary shares. Future redemptions, if any, will depend on factors such as levels of cash generation from operations, cash requirements for investment in the Registrant's business, repayment of future debt, if any, the then current share price, market conditions, legal limitations and other factors. The 2015 Share Buyback Program may be suspended, modified or discontinued at any time.
The Registrant is empowered by its Articles of Association to conduct share buyback programs. This is equivalent to the authority granted on February 25, 2014 by the historic shareholders of the Registrant who authorized the Registrant to make open-market purchases of its ordinary shares immediately following the acquisition of Paladin Labs Inc. (the Acquisition). Under Irish law, this authority continued to apply to the Registrant following the Acquisition.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Matthew J. Maletta, effective as of April 28, 2015

99.1	Press Release of the Registrant dated April 28, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer
Dated: April 30, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Matthew J. Maletta, effective as of April 28, 2015

99.1	Press Release of the Registrant dated April 28, 2015